Exhibit 23.02

                         CONSENT OF INDEPENDENT AUDITOR


We consent to the reference to us under the caption "Experts" and to the use of our report dated May 3, 2002 in the Registration Statement on Form SB-2, as amended, and related prospectus of New England Acquisitions, Inc.

By: /s/ William Meyler
        -----------------------
        William A. Meyler, P.C.
        Middletown, NJ

September 27, 2002